Exhibit 11


                           MERRIMAC INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                       ---------------------------------
                                  (Unaudited)
                                  -----------

                                                        Quarter      Six Months
                                                      -------------------------
                                                          Ended July 1, 2000
                                                      -------------------------


Numerator:
Net income (loss) available to common shareholders....  $  39,705     $(124,682)
                                                        =========     =========

Basic earnings per share
------------------------
Weighted average number of shares outstanding for
basic net income per share
Common stock..........................................  2,130,009     1,938,578
                                                        =========     =========
Net income (loss) per common share - basic............      $ .02         $(.06)
                                                            =====         =====

Diluted earnings per share
--------------------------
Weighted average number of shares outstanding for
diluted net income per share
Common stock .........................................  2,130,009     1,938,578
Effect of dilutive securities - stock options (1) ....    175,920       144,592
                                                        ---------     ---------
Weighted average number of shares outstanding for
diluted net income per share..........................  2,305,929     2,083,170
                                                        =========     =========
Net income (loss) per common share - diluted..........      $ .02         $(.06)
                                                            =====         =====


(1) Represents additional shares resulting from assumed conversion of stock options less shares purchased with the proceeds therefrom.